Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273335 on Form S-4 of our report dated June 9, 2023, relating to the financial statements of Tourmaline Bio, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

September 11, 2023